Exhibit 21.1

SUBSIDIARIES

Domestic Subsidiaries

1.	Boston Stock Exchange Clearing Corporation (incorporated in Massachusetts)
2.	Bwise Internal Control Inc. (incorporated in New York)
3.	Directors Desk, LLC (organized in Delaware)
4.	Execution Access, LLC (organized in Delaware)
5.	FinQloud LLC (organized in Delaware)
6.	FINRA/NASDAQ Trade Reporting Facility LLC (organized in Delaware)
7.	FTEN, Inc. (incorporated in Delaware)
8.	GlobeNewswire, Inc. (incorporated in California)
9.	Inet Futures Exchange, LLC (organized in Delaware)
10.	Nasdaq Execution Services, LLC (organized in Delaware)
11.	NASDAQ Global, Inc. (incorporated in Delaware)
12.	Nasdaq International Market Initiatives, Inc. (incorporated in Delaware)
13.	NASDAQ OMX BX Equities LLC (organized in Delaware)
14.	NASDAQ OMX BX, Inc. (incorporated in Delaware)
15.	NASDAQ OMX Commodities Clearing LLC (organized in Delaware)
16.	NASDAQ OMX Corporate Solutions, Inc. (incorporated in Delaware)
17.	NASDAQ OMX Event Technologies LLC (organized in Delaware)
18.	NASDAQ OMX Futures Exchange, Inc. (incorporated in Pennsylvania)
19.	NASDAQ OMX Information, LLC (organized in Delaware)
20.	NASDAQ OMX PHLX LLC (organized in Delaware)
21.	NASDAQ OMX (San Francisco) Insurance LLC (organized in Delaware)
22.	NASDAQ Options Services, LLC (organized in Delaware)
23.	Nasdaq Technology Services, LLC (organized in Delaware)
24.	Norway Acquisition LLC (organized in Delaware)
25.	OM Technology (US) Inc. (incorporated in Delaware)
26.	OMX (US) Inc. (incorporated in Delaware)
27.	The NASDAQ OMX Group Educational Foundation, Inc. (incorporated in Delaware) (non-profit)
28.	The NASDAQ Options Market LLC (organized in Delaware)
29.	The NASDAQ Stock Market LLC (organized in Delaware)
30.	The Stock Clearing Corporation of Philadelphia (incorporated in Pennsylvania)

Foreign Subsidiaries*

1.	AB NASDAQ OMX Vilnius (organized in Lithuania)
2.	AS eCSD Expert (organized in Estonia)
3.	AS Eesti Väärtpaberikeskus (organized in Estonia)
4.	AS Latvijas Centralais depozitarijs (organized in Latvia)
5.	AS OMX Registrikeskus (organized in Estonia)
6.	Bwise Beheer BV (organized in the Netherlands)
7.	Bwise BV (organized in the Netherlands)
8.	Bwise Development BV (organized in the Netherlands)
9.	Bwise Germany GmbH (organized in Germany)
10.	Bwise Holding BV (organized in the Netherlands)
11.	Bwise U.K. Ltd (organized in the United Kingdom)
12.	Carpenter Moore Insurance Services Ltd (organized in the United Kingdom)
13.	“Central Depository of Armenia” Open Joint Stock Company (organized in Armenia)
14.	Clearing Control CC AB (organized in Sweden)
15.	Eignarhaldsfelagid Verdbrefathing hf. (organized in Iceland)
16.	Findata AB (organized in Sweden)
17.	FTEN Europe Ltd (organized in the United Kingdom)
18.	Glide Technologies Ltd (organized in the United Kingdom)
19.	Indxis Ltd (organized in the United Kingdom)
20.	Lithuanian Central Securities Depositary (organized in Lithuania)
21.	Mamato Motion AB (organized in Sweden)

22.	Nasdaq Canada Inc. (organized in Canada)
23.	Nasdaq International Ltd (organized in the United Kingdom)
24.	“NASDAQ OMX Armenia” Open Joint Stock Company (organized in Armenia)
25.	NASDAQ OMX Australia Holding Pty Ltd (organized in Australia)
26.	NASDAQ OMX Broker Services AB (organized in Sweden)
27.	NASDAQ OMX Copenhagen A/S (organized in Denmark)
28.	NASDAQ OMX Derivatives A/S (organized in Denmark)
29.	NASDAQ OMX Europe Ltd (organized in the United Kingdom)
30.	NASDAQ OMX Helsinki Ltd (organized in Finland)
31.	NASDAQ OMX Holding AB (organized in Sweden)
32.	NASDAQ OMX Holding Danmark A/S (organized in Denmark)
33.	NASDAQ OMX Holding Luxembourg Sàrl (organized in Luxembourg)
34.	NASDAQ OMX Iceland hf. (organized in Iceland)
35.	NASDAQ OMX NLX Ltd (organized in the United Kingdom)
36.	NASDAQ OMX Nordic Ltd (organized in Finland)
37.	NASDAQ OMX Oslo ASA (organized in Norway)
38.	NASDAQ OMX Riga, AS (organized in Latvia)
39.	NASDAQ OMX Stockholm AB (organized in Sweden)
40.	NASDAQ OMX Tallinn AS (organized in Estonia)
41.	NASDAQ OMX Technology Support AB (organized in Sweden)
42.	Nord Pool AB (organized in Sweden)
43.	NOS Clearing ASA (organized in Norway)
44.	OMX AB (organized in Sweden)
45.	OMX Capital Insurance AG (organized in Switzerland)
46.	OMX Ltd (organized in China)
47.	OMX Netherlands BV (organized in the Netherlands)
48.	OMX Netherlands Holding BV (organized in the Netherlands)
49.	OMX Pte Ltd (organized in Singapore)
50.	OMX Pty Ltd (organized in Australia)
51.	OMX Technology AB (organized in Sweden)
52.	OMX Technology Canada Inc. (organized in Canada)
53.	OMX Technology Energy Systems AS (organized in Norway)
54.	OMX Technology (Ireland) Ltd (organized in Ireland)
55.	OMX Technology Italy Srl (organized in Italy)
56.	OMX Technology Japan Ltd (organized in Japan)
57.	OMX Technology Ltd (organized in the United Kingdom)
58.	OMX Technology (UK) Ltd (organized in the United Kingdom)
59.	OMX Treasury AB (organized in Sweden)
60.	OMX Treasury Euro AB (organized in Sweden)
61.	OMX Treasury Euro Holding AB (organized in Sweden)
62.	Quietus Advice K & W nr 505 AB (organized in Sweden)
63.	Shareholder.com B.V. (organized in the Netherlands)
64.	SMARTS (Asia) Ltd (organized in China)
65.	SMARTS Broker Compliance Pty Ltd (organized in Australia)
66.	SMARTS Group Europe Ltd (organized in U.K.)
67.	SMARTS Group Holdings Pty Ltd (organized in Australia)
68.	SMARTS Market Surveillance Pty Ltd (organized in Australia)
69.	Stockholms Fondbörs AB (organized in Sweden)
70.	Verdbrefaskraning Islands hf. (organized in Iceland)
71.	Zoom Vision Mamato AB (organized in Sweden)
72.	Zoom Vision Mamato ApS (organized in Denmark)

*	The list of subsidiaries does not include foreign branches of particular subsidiaries.